                                                                  Exhibit 3.1(a)

                          CERTIFICATE OF INCORPORATION

                                       OF

                              EYEQ NETWORKING, INC.


                                   * * * * * *


                  1. The name of the corporation is:

                              EYEQ NETWORKING, INC.

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, located in the County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The authorized capital stock of the Corporation shall consist of 20,000,000 shares of capital stock, of which 18,000,000 shares shall be Common Stock, with a par value of $.0001 per share and 2,000,000 shares shall be Preferred Stock, with a par value of $.0001 per share.

                  The Board of Directors is authorized to amend this Certificate of Incorporation so as to divide the Preferred Stock into one or more series and to determine the number of shares and the designation of the series and the relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of each series.

                  5. The name and mailing address of the sole incorporator is as follows:

                     Steven C. Bravato
                     KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP 1401 Walnut Street
                     Philadelphia, PA  19102-3163

                  6. The Corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation. Elections of Directors need not be written ballot unless the By-Laws of the Corporation shall so provide.

                  8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  9. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.

                  10. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of January, 1998.


                                         /s/ Steven C. Bravato
                                         --------------------------------------
                                         Steven C. Bravato, Sole Incorporator


                                       -3-